UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 22, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 22, 2007, Gil Brosh, General Manager, Israel and Vice President Marketing/Business Development, Wireless Solutions of Vyyo Inc. (the “Registrant”), notified the Registrant the he was resigning effective January 23, 2007.  Mr. Brosh was employed at the Registrant’s Israeli facilities.  The Registrant filed a Form 8-K Current Report announcing Mr. Brosh’s resignation on January 26, 2007.

Vyyo Ltd., a wholly-owned subsidiary of the Registrant, entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Brosh effective as of March 22, 2007. The Separation Agreement provides that as of July 22, 2007 (the “Termination Date”) the Registrant will pay to Mr. Brosh his accrued but unpaid vacation pay (for 12 days) and Employee Recreation Pay in the amount of 2,898 NIS (New Israeli Shekels).  In addition, the Registrant will (a) transfer to Mr. Brosh the ownership of his Manager Insurance policies; (b) transfer directly to the Manager Insurance fund all required supplements to Mr. Brosh’s severance pay in the amount of 8,789 NIS and (c) transfer to Mr. Brosh ownership of his Continuous Education Funds in accordance with Israeli law.

As of the Termination Date, Mr. Brosh will hold 12,187 vested options which may be exercised through October 21, 2007.  All remaining outstanding but unvested options will terminate as of such date.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)          The information set forth above under Item 1.01 with respect to Mr. Brosh’s Separation Agreement is incorporated herein by reference.

Item 9.01.              Exhibits.

Item 9.01(d)

Exhibit
Number	Description of Exhibit

10.1	Separation Agreement and Release with Gil Brosh effective as of March 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: March 23, 2007	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Separation Agreement and Release with Gil Brosh effective as of March 22, 2007.